                                                                     EXHIBIT 28B

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One):


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934 [FEE REQUIRED]. For the fiscal year ended December 31, 1996.


                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934 [NO FEE REQUIRED]. For the transition period from
    to                   .

Commission File Number 1-11592

     A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                          HAYES WHEELS INTERNATIONAL, INC.
                          RETIREMENT SAVINGS PLAN

     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

                          Hayes Wheels International, Inc.
                          38481 Huron River Drive
                          Romulus, Michigan 48174

     The following financial statements and exhibits are filed as part of this report:

     (a) Financial statements

        (1) Independent Auditors' Report


          (2) Statements of Assets Available for Plan Benefits, with Fund Information, as of December 31, 1996 and 1995



          (3) Statements of Changes in Assets Available for Plan Benefits with Fund Information for the year ended December 31, 1996 and 1995


        (4) Notes to Financial Statements

     (b) Exhibit 28 -- Consent of Independent Auditors

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, this annual report has been duly signed on behalf of the Plan by the undersigned, thereunto duly authorized.

                                          HAYES WHEELS INTERNATIONAL, INC.
                                          RETIREMENT SAVINGS PLAN

                                          By: /s/ KURT M. SUCKOW
                                             -----------------------------------
                                            Kurt M. Suckow
                                            Plan Administrator


Date: June 30, 1997

HAYES WHEELS INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
Financial Statements and Schedules

Years ended December 31, 1996 and 1995
(With Independent Auditors' Report Thereon)

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN

                               Table of Contents


                                                                         Page(s)
                                                                         -------

Independent Auditors' Report                                                1

Statement of Assets Available for Plan Benefits with Fund Information
  as of December 31, 1996                                                   2

Statement of Assets Available for Plan Benefits with Fund Information
  as of December 31, 1995                                                   3

Statement of Changes in Assets Available for Plan Benefits with Fund
  Information for the year ended December 31, 1996                          4

Statement of Changes in Assets Available for Plan Benefits with Fund
  Information for the year ended December 31, 1995                          5

Notes to Financial Statements                                              6-10

                                                                       Schedule
                                                                       --------

Item 27a - Schedule of Assets Held for Investment Purposes as of
  December 31, 1996                                                         1

Item 27d - Schedule of Reportable Transactions for the year ended
  December 31, 1996                                                         2


All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.

                          Independent Auditors' Report


To the Retirement Committee of the
     Hayes Wheels International, Inc.
     Retirement Savings Plan:

We have audited the accompanying statements of assets available for plan benefits of Hayes Wheels International, Inc. Retirement Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 1996 and 1995, and the changes in assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of assets available for plan benefits and the statements of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                           KPMG Peat Marwick LLP

Detroit, Michigan
May 30, 1997

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
     Statement of Assets Available for Plan Benefits with Fund Information
                               December 31, 1996





                                                      International       Balanced     Long-Term      Ultra             Equity
                                                         Growth           Investors       Bond       Investors          Index
                                                          Fund              Fund         Fund          Fund              Fund
                                                       ------------     -----------    ---------    ----------          ------
Assets:
  Investments, at fair value:
   American Century International Growth Fund         $ 977,105       $        --      $     --     $       --     $       --
   American Century Balanced Investors Fund                  --         1,025,960            --             --             --
   American Century Long-Term Bond Fund                      --                --       275,197             --             --
   American Century Ultra Investors Fund                     --                --            --      2,961,660             --
   American Century Equity Index Fund                        --                --            --             --      1,116,859
   Chase Manhattan Bank Trust for Employee Benefit
      Plans II Cash Investment Fund                          --                --            --             --             --
   Hayes Wheels International, Inc. common stock             --                --            --             --             --
   Loans to participants                                     --                --            --             --             --
                                                      ---------        ----------      ---------     ----------     ----------
                                                        977,105         1,025,960       275,197      2,961,660      1,116,859
Investment, at contract value:
   Bankers Trust Capital Preservation Trust                  --               --            --             --             --
                                                      ---------        ----------      --------      ---------     ----------
               Total investments                        977,105         1,025,960       275,197      2,961,660      1,116,859
Contributions receivable:
   Employer                                              52,445            41,716        14,700        132,863         62,657
   Employee                                              13,370            15,797         3,756         38,571         16,271
Accrued income                                               --                --            --             --             --
Interfund receivable (payable)                              701             1,155           401          4,480            464
                                                      ---------        ----------      --------      ---------      ---------
               Assets available for plan benefits    $1,043,621        $1,084,628      $294,054     $3,137,574     $1,196,251
                                                     ==========        ==========      ========      =========     ==========





                                                                                    Hayes
                                                                    Captial         Wheels
                                                                  Preservation      Stock         Loan
                                                                    Trust           Fund          Fund              Total
                                                                 -------------     --------     ---------        ----------
Assets:
  Investments, at fair value:
   American Century International Growth Fund                  $       --        $       --            --       $    977,105
   American Century Balanced Investors Fund                            --                --            --          1,025,960
   American Century Long-Term Bond Fund                                --                --            --            275,197
   American Century Ultra Investors Fund                               --                --            --          2,961,660
   American Century Equity Index Fund                                  --                --            --          1,116,859
   Chase Manhattan Bank Trust for Employee Benefit
      Plans II Cash Investment Fund                                    --               535            --                535
   Hayes Wheels International, Inc. common stock                       --           320,435            --            320,435
   Loans to participants                                               --                --       170,387            170,387
                                                               ----------        ----------     ---------       ------------
                                                                       --           320,970       170,387           6,848,138
Investment, at contract value:
   Bankers Trust Capital Preservation Trust                     1,205,932                --            --           1,205,932
                                                               ----------        ----------     ----------      -------------
               Total investments                                1,205,932           320,970        170,387          8,054,070
Contributions receivable:
   Employer                                                       182,258            50,200             --            536,839
   Employee                                                         7,571             8,962             --            104,298
Accrued income                                                         --                13             --                 13
Interfund receivable (payable)                                        608             7,848         (15,657)               --
                                                               ----------        ----------     -----------     -------------
               Assets available for plan benefits             $ 1,396,369        $  387,993     $   154,730     $   8,695,220
                                                              ===========        ==========     ===========     =============



See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
     Statement of Assets Available for Plan Benefits with Fund Information
                               December 31, 1995







                                                     International    Balanced       Long-Term       Ultra        Equity
                                                       Growth        Investors        Bond         Investors      Index
                                                        Fund           Fund           Fund            Fund         Fund
                                                    -------------    ---------      ---------      ----------    --------
Assets:
  Investments, at fair value:
     American Century International Equity Fund        $     628,303   $        --   $        --  $          --  $        --
     American Century Balanced Investors Fund                     --       748,494            --             --           --
     American Century Long-Term Bond Fund                         --            --       168,721             --           --
     American Century Ultra Investors Fund                        --            --            --      1,919,256           --
     Twentieth Century Equity Index Fund                          --            --            --             --      737,875
     U.S. Trust Short-term Fixed Income Fund                      --            --            --             --           --
     Hayes Wheels International, Inc. common stock                --            --            --             --           --
     Loans to participants                                        --            --            --             --           --
                                                       -------------   -----------   -----------  -------------  -----------
                                                             628,303       748,494       168,721      1,919,256      737,875
Investment, at contract value:
  Bankers Trust Capital Preservation Trust                        --            --            --             --           --
                                                       -------------   -----------   -----------  -------------  -----------
                  Total investments                          628,303       748,494       168,721      1,919,256      737,875
Contributions receivable:
  Employer                                                    25,568        17,882         7,334         65,554       25,037
  Employee                                                     9,059        10,010         2,439         26,274       10,765
Other                                                             --            --            --             --           --
Accrued income                                                    --            --            --             --           --
Interfund receivable (payable)                                   291         3,906           202          2,499          216
                                                       -------------   -----------   -----------  -------------  -----------
                  Assets available for plan benefits   $     663,221   $   780,232   $   178,696  $   2,013,583  $   773,893
                                                       =============   ===========   ===========  =============  ===========



                                                                     Hayes
                                                         Capital       Wheels
                                                        Preservation   Stock          Loan
                                                           Trust        Fund          Fund       Total
                                                        ------------  --------      ---------  ----------
Assets:
  Investments, at fair value:
     American Century International Equity Fund       $        --   $        --  $        --   $     628,303
     American Century Balanced Investors Fund                  --            --           --         748,494
     American Century Long-Term Bond Fund                      --            --           --         168,721
     American Century Ultra Investors Fund                     --            --           --       1,919,256
     Twentieth Century Equity Index Fund                       --            --           --         737,875
     U.S. Trust Short-term Fixed Income Fund                   --         2,100           --           2,100
     Hayes Wheels International, Inc. common stock             --       532,026           --         532,026
     Loans to participants                                     --            --      120,053         120,053
                                                      -----------   -----------  -----------   -------------
                                                               --       534,126      120,053       4,856,828
Investment, at contract value:
  Bankers Trust Capital Preservation Trust                680,931            --           --         680,931
                                                      -----------   -----------  -----------   -------------
                  Total investments                       680,931       534,126      120,053       5,537,759
Contributions receivable:
  Employer                                                 83,333        22,007           --         246,655
  Employee                                                  4,537         8,898           --          71,982
Other                                                          --         3,565           --           3,565
Accrued income                                                 --           326           --             326
Interfund receivable (payable)                                472           202       (7,778)             --
                                                      -----------   -----------  -----------   -------------
                  Assets available for plan benefits  $   769,273   $   569,124  $   112,265   $   5,860,287
                                                      ===========   ===========  ===========   =============




See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
Statement of Changes in Assets Available for Plan Benefits with Fund Information
                               December 31, 1996


                                                    International    Balanced     Long-Term       Ultra         Equity
                                                        Growth      Investors        Bond       Investors       Index
                                                         Fund          Fund          Fund          Fund          Fund
                                                    -------------   ---------     ---------     ---------       ------
Additions:
  Investment income:
    Interest and dividends                            $   99,103    $  102,758      $ 17,108    $  171,660     $       --
    Net realized and unrealized appreciation
      (depreciation) in fair value of investments         17,358        11,299       (8,363)       166,149        196,818
                                                      ----------    ----------      --------    ----------     ----------
           Total investment income                       116,461       114,057         8,745       337,809        196,818
                                                      ----------    ----------      --------    ----------     ----------
  Contributions:
    Employer                                             131,791       114,832        36,901       343,844        152,971
    Employee                                             171,273       178,011        37,861       481,063        188,429
    Rollover                                               8,742         6,284        13,494        16,882          4,668
                                                      ----------    ----------      --------    ----------     ----------
          Total contributions                            311,806       299,127        88,256       841,789        346,068
                                                      ----------    ----------      --------    ----------     ----------
          Total additions                                428,267       413,184        97,001     1,179,598        542,886
                                                      ----------    ----------      --------    ----------     ----------
Deductions:
  Benefit payments                                        99,015       111,388        25,449       385,528        184,605
  Other                                                    6,689         5,586         1,501        17,877          6,004
  Loans to participants                                   21,584        25,791        17,016        28,837         20,637
                                                      ----------    ----------      --------    ----------     ----------
          Total deductions                               127,288       142,765        43,966       432,242        211,246
                                                      ----------    ----------      --------    ----------     ----------
Net transfers (to) from other funds and plans             79,421        33,977        62,323       376,635         90,718
                                                      ----------    ----------      --------    ----------     ----------
          Net increase (decrease)                        380,400       304,396       115,358     1,123,991        422,358
Assets available for plan benefits:
    Beginning of year                                    663,221       780,232       178,696     2,013,583        773,893
                                                      ----------    ----------      --------    ----------     ----------
    End of year                                       $1,043,621    $1,084,628      $294,054    $3,137,574     $1,196,251
                                                      ==========    ==========      ========    ==========     ==========


                                                                          Hayes
                                                          Capital         Wheels
                                                        Preservation      Stock          Loan
                                                           Trust           Fund          Fund      Total
                                                        ------------      ------         -----   ----------
Additions:
  Investment income:
    Interest and dividends                              $   50,925      $  2,571      $  8,808  $  452,933
    Net realized and unrealized appreciation
      (depreciation) in fair value of investments              149       196,002            --     579,412
                                                        ----------      --------      --------  ----------
           Total investment income                          51,074       198,573         8,808   1,032,345
                                                        ----------      --------      --------  ----------
  Contributions:
    Employer                                               308,571       117,923            --   1,206,833
    Employee                                                97,308       139,869            --   1,293,814
    Rollover                                                75,811        17,119            --     143,000
                                                        ----------      --------      --------  ----------
          Total contributions                              481,690       274,911                 2,643,647
                                                        ----------      --------      --------  ----------
          Total additions                                  532,764       473,484         8,808   3,675,992
                                                        ----------      --------      --------  ----------

Deductions:
  Benefit payments                                         129,663        14,731        20,737     971,116
  Other                                                      5,019         1,841            --      44,517
  Loans to participants                                     13,563        12,691     (140,119)          --
                                                        ----------      --------      --------  ----------
          Total deductions                                 148,245        29,263     (119,382)   1,015,633
                                                        ----------      --------      --------  ----------
Net transfers (to) from other funds and plans              242,577     (625,352)      (85,725)     174,574
                                                        ----------      --------      --------  ----------
          Net increase (decrease)                          627,096     (181,131)        42,465   2,834,933
Assets available for plan benefits:
    Beginning of year                                      769,273       569,124       112,265   5,860,287
                                                        ----------      --------      --------  ----------
    End of year                                         $1,396,369      $387,993      $154,730  $8,695,220
                                                        ==========      ========      ========  ==========

See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
Statement of Changes in Assets Available for Plan Benefits with Fund Information
                               December 31, 1995





                                                 International   Balanced      Long-Term       Ultra        Equity
                                                    Growth       Investors       Bond        Investors      Index
                                                     Fund         Fund           Fund          Fund          Fund
                                                 -------------   ---------     ---------     ---------      -----
Additions:
  Investment income:
    Interest and dividends                          $    600      $ 59,517      $  9,147    $   90,891      $    113
    Net realized and unrealized
      depreciation in fair value of investments       63,989        52,999        16,176       316,778       146,546
                                                    --------      --------      --------    ----------      --------
          Total investment income                     64,589       112,516        25,323       407,669       146,659
                                                    --------      --------      --------    ----------      --------
  Contributions:
    Employer contributions                           132,167       120,268        37,988       314,376       119,882
    Employee contributions                           185,453       168,951        38,967       421,737       165,776
    Rollover                                          15,138        48,893         1,035        14,906        23,283
                                                    --------      --------      --------    ----------      --------
          Total contributions                        332,758       338,112        77,990       751,019       308,941
                                                    --------      --------      --------    ----------      --------
          Total additions                            397,347       450,628       103,313     1,158,688       455,600
                                                    --------      --------      --------    ----------      --------
Deductions:
  Benefit payments                                    57,177        41,708        19,550        53,520        12,538
  Other                                               (3,574)          594           180        (2,448)       (2,590)
  Loans to participants                                4,552        51,822        11,152        35,385        23,454
                                                    --------      --------      --------    ----------      --------
          Total deductions                            58,155        94,124        30,882        86,457        33,402
                                                    --------      --------      --------    ----------      --------
Net interfund transfers                              (64,641)          364      (12,800)        79,887        61,480
                                                    --------      --------      --------    ----------      --------
         Net increase (decrease)                     274,551       356,868        59,631     1,152,118       483,678
Assets available for plan benefits:
  Beginning of year                                  388,670       423,364       119,065       861,465       290,215
                                                    --------      --------      --------    ----------      --------
   End of year                                      $663,221      $780,232      $178,696    $2,013,583      $773,893
                                                    ========      ========      ========    ==========      ========


                                                                     Hayes
                                                      Capital        Wheels
                                                   Preservation       Stock        Loan         Cash
                                                      Trust           Fund         Fund         Fund          Total
                                                   ------------      ------        ----         ----          -----
Additions:
  Investment income:
    Interest and dividends                           $ 26,606       $  1,433     $   4,934    $     --     $  193,241
    Net realized and unrealized
      depreciation in fair value of investments            --        124,266            --          --        720,754
                                                     --------       --------     ---------    ---------    ----------
          Total investment income                      26,606        125,699         4,934          --        913,995
                                                     --------       --------     ---------    ---------    ----------
  Contributions:
    Employer contributions                            352,472        120,071            --          --      1,197,224
    Employee contributions                             72,700        166,541            --          --      1,220,125
    Rollover                                           33,802         16,853            --          --        153,910
                                                     --------       --------     ---------    ---------    ----------
          Total contributions                         458,974        303,465            --          --      2,571,529
                                                     --------       --------     ---------    ---------    ----------
          Total additions                             485,580        429,164         4,934          --      3,485,254
                                                     --------       --------     ---------    ---------    ----------
Deductions:
  Benefit payments                                    188,322         29,938         4,459          --        407,212
  Other                                                   110             --            51      10,507          2,830
  Loans to participants                                19,941             --     (146,306)          --             --
                                                     --------       --------     ---------    ---------    ----------
          Total deductions                            208,373         29,938     (141,796)      10,507        410,042
                                                     --------       --------     ---------    ---------    ----------
Net interfund transfers                                35,993        (55,818)      (44,465)          --            --
                                                     --------       --------     ---------    ---------    ----------
         Net increase (decrease)                      313,200        343,408       102,265    (10,507)      3,075,212
Assets available for plan benefits:
  Beginning of year                                   456,073        225,716        10,000      10,507      2,785,075
                                                     --------       --------     ---------    ---------    ----------
   End of year                                       $769,273       $569,124     $ 112,265    $     --     $5,860,287
                                                     ========       ========     =========    =========    ==========


See accompanying notes to financial statements.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                         Notes to Financial Statements
                           December 31, 1996 and 1995



(1)  Description of the Plan

    The Hayes Wheels International, Inc. Retirement Savings Plan (the Plan) was established effective January 1, 1993. The Plan is a contributory, defined-contribution plan designed to provide eligible salaried employees of a participating plant, division, or subsidiary of Hayes Wheels International, Inc. (the Company), with a vehicle to systematically save funds. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    At December 31, 1996, five locations were participating in the Plan: the LaMirada, California, plant; the Howell, Michigan, plant; the Huntington, Indiana, plant (effective May 1, 1996); the Gainsville, Georgia plant (effective October 1, 1996); and the Romulus, Michigan, plant and Corporate office.

    The following is a brief description of the Plan's requirements. Participants should refer to the plan agreement for more complete information.

    Eligibility

    Salaried employees not covered under a Company-sponsored pension plan are eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

    Participant Contributions

    A participant may elect to make a basic deferred contribution of between 2 percent and 15 percent of the participant's compensation. The participant may also elect the percentage of the participant's contribution to be allocated to each investment fund.

    Employer Contribution

    Employer contributions consist of matching contributions and retirement contributions. The matching contribution is 50 percent of the first 2 percent of the participant's compensation contributed and 25 percent of the next 4 percent of the participant's compensation contributed. The Company makes a retirement contribution quarterly to each member actively employed as of the last day of a calendar quarter. The retirement contribution equals 5 percent of compensation until the participant's year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8 percent of compensation.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

      Vesting

      Participants are fully vested in their basic contributions at all times. Vesting of the employer matching and retirement contributions is based on years of eligible service as follows:


                   Years of                      Percentage
               Eligible Service                    Vested
               -----------------                 ----------

               Less than 1                           0%
               1 but less than 2                    25
               2 but less than 3                    50
               3 but less than 4                    75
               4 or more                           100

     Forfeitures

     Nonvested employer contributions of terminated employees become forfeitures after a one-year break in service--unless the nonvested balance is greater than $3,500, in which case they would become a forfeiture after a five-year break in service--and are used to reduce future employer contributions.

     Allocations

     Each participant's account is credited with the participant's contribution, the employer's contribution, and an allocation of plan earnings. Allocations are computed at the end of each calendar quarter based on the participant's account balance.


     Upon retirement, disability, or death, the entire balance of the participant's account becomes payable to the participant or the participant's beneficiary. Upon any other termination of employment, the participant receives the vested portion of their account. Withdrawals are also permitted for financial hardship or upon attainment of age 59 1/2 under certain provisions of the Plan. All benefits are payable in lump sum.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                    Notes to Financial Statements, Continued



(1)  Description of the Plan, Continued

     Plan Benefits, Continued

     Participants may borrow up to the lesser of $50,000 or 50 percent of the vested portion of their account. When a loan is made, the participants' investment fund(s) assets are decreased on a pro-rata basis and the loan receivable is reflected in the Loan Fund. Loan repayments are redeposited into the participants' accounts based on current election directives.


     Administrative Expenses

     The Company pays all administrative expenses associated with the Plan.

(2)  Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying financial statements are presented on the accrual basis of accounting such that all income, benefits, and expenses are recognized in the period to which they relate.

     Valuation of Investments

     Investments in all common collective trust funds, except the Capital Preservation Trust, are stated at their aggregate fair value as reported by American Century Securities, Inc. (American Century, formerly known as Twentieth Century), the trustee, based upon quoted market prices of the underlying investments within the funds. Unrealized and realized gains or losses are reflected currently in the statement of changes in net assets available for plan benefits. Purchases and sales of fund units or securities are recorded on a trade-date basis.

     The Plan's Capital Preservation Fund is valued at the aggregate contract values of the GICs held by the fund, as the fund investment is fully benefit responsive. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay benefits under the Plan.

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                    Notes to Financial Statements, Continued



(3)  Investment Funds
     ----------------

     Participants direct their accounts to be invested in various investment funds. American Century maintains the following funds under the Plan:



     Fund                                         Description
     ----                                         -----------
International Growth Fund   Seeks capital growth over time by investing in
                            common stocks of a broad range of foreign companies.
                            (Named International Equity Fund in prior year.)
Balanced Investors Fund     Seeks capital growth and current income by investing
                            approximately 60 percent of its assets in growth
                            stocks and the remainder in fixed-income securities.
Long-Term Bond Fund         Seeks to provide a high level of income by investing
                            in a diversified portfolio of longer-term corporate,
                            government, and mortgage-backed bonds.
Ultra Investors Fund        Seeks capital growth over time by investing in
                            common stocks considered by management to have
                            better-than-average prospects for appreciation,
                            typically small to medium-size companies.
Equity Index Fund           Seeks long-term capital appreciation.  The fund
                            invests primarily in Wells Fargo's Equity Index Fund
                            E, a highly diversified portfolio consisting of
                            stocks included in the Standard & Poor's 500
                            Composite Stock Price Index.
Capital Preservation Trust  A stable value income fund in which the participants' principal is protected from market
                            volatility.  Invests exclusively in the BT Pyramid
                            GIC Fund, a diversified pool of high-quality
                            fixed-income securities, and attempts to provide
                            investors with yields that are higher than money
                            market funds and CDs.
Hayes Wheels Stock Fund     Invests primarily in the common stock of the
                            Company.
Loan Fund                   Participant loans are maintained within this fund.



                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                    Notes to Financial Statements, Continued



(4)  Tax Status
     ----------

     The Internal Revenue Service, in a letter dated July 22, 1996, determined that the Plan meets the requirements of section 401(a) of the Internal Revenue Code and is exempt from federal income tax under section 501(a) of the Code.

(5)  Termination of the Plan
     -----------------------

     The Company has reserved the right to terminate or amend the Plan at any time. In the event of complete or partial termination of the Plan, participants become 100 percent vested in their accounts and the balance in the participant's account will be distributed at the discretion of the committee which administers the Plan.

(6)  Related Party Transactions
     --------------------------
    American Century serves as the Plan's recordkeeper and trustee. The Plan has invested $6,356,781 of assets in American Century sponsored funds at December 31, 1996.

                                                                      Schedule 1




                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
           Item 27a - Schedule of Assets Held for Investment Purposes
                               December 31, 1996



                                                    Description of Investment,
                                                   Including Maturity Date, Rate
Identity of Issue, Borrower,                       of Interest Collateral, Par                    Current
  Lessor, or Similar Party                                or Maturity Value            Cost       Value
----------------------------                      ------------------------------       ----       -------
American Century Securities, Inc.*:
International Growth Fund                                   122,752 units          $   938,945  $   977,105
Balanced Investors Fund                                      59,441 units              992,365    1,025,960
Long-Term Bond Fund                                          28,938 units              272,103      275,197
Ultra Investors Fund                                        105,435 units            2,605,630    2,961,660
Equity Index Fund                                            65,009 units              837,717    1,116,859
Bankers Trust - Capital Preservation Trust                1,205,932 units            1,205,932    1,205,932
Chase Manhattan Bank Trust for Employee Benefit
Plans II
 Cash Investment Fund                                           535 units                 535          535
Hayes Wheels International, Inc. common stock*                8,323 shares            267,632      320,435
Loans to participants                                              --                 170,387      170,387
                                                                                  ------------  ----------
                                                                                  $ 7,290,846  $ 8,054,070

* Party-in-interest

                                                                      Schedule 2

                        HAYES WHEELS INTERNATIONAL, INC.
                            RETIREMENT SAVINGS PLAN
                 Item 27d - Schedule of Reportable Transactions
                      For the year ended December 31, 1996






                                                                                                           Current Value
                                                                          Purchase    Selling               of Asset on     Net Gain
Identity of Party Involved  Description of Assets                           Price      Price      Cost    Transaction Date   (Loss)
--------------------------  ---------------------                         ---------  ---------  --------  ----------------  --------
Barclays PLC Bank           Barclays Equity Index                         $ 453,100  $ 277,386  $219,448      $ 730,486    $ 57,939
SEI Trust Company           Bankers Trust Capital Preservation Trust      1,239,462    794,485   794,482      2,033,946           3
American Century*           International Growth                            483,321         --        --        483,321          --
American Century*           Ultra Fund                                    1,238,324    566,562   481,563      1,804,887      84,999
American Century*           Balanced Fund                                   382,099         --        --        382,099          --
Hayes Wheels
International, Inc.*        Hayes Wheels International, Inc. Common         453,543  1,624,489   655,393      2,871,904     969,096
                            Stock

* Party-in-interest

                                                                     EXHIBIT 28













                        Consent of KPMG Peat Marwick LLP


The Board of Directors
Hayes Wheels International, Inc.:


We consent to the incorporation by reference into (1) an exhibit of the annual report on Form 10-K of Hayes Wheels International, Inc., for the year ended January 31, 1997, and (2) in the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Number 33-308079) pertaining to the Hayes Wheels International, Inc. Retirement Savings Plan and in the related prospectus of our report dated May 30, 1997, with respect to the financial statements of Hayes Wheels International, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                           KPMG Peat Marwick LLP
Detroit, Michigan
June 27, 1997